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                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
   DYNEGY HOLDINGS INC., DYNEGY ROSETON, L.L.C. AND DYNEGY DANSKAMMER, L.L.C.
               7.27% Series A Pass Through Certificates due 2010
                                      AND
               7.67% Series B Pass Through Certificates due 2016

   This form or one substantially equivalent hereto must be used to accept the offer to exchange (the "Registered Exchange Offer") of Dynegy Holdings Inc., a Delaware corporation ("DHI"), Dynegy Roseton, L.L.C., a Delaware limited liability company ("Roseton"), and Dynegy Danskammer, L.L.C., a Delaware limited liability company ("Danskammer" and, collectively with DHI and Roseton,
the "Registrants") made pursuant to the Prospectus, dated         , 2001 (the
"Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for outstanding (i) 7.27% Series A Pass Through Certificates due 2010 (the "Series A Certificates"), or (ii) 7.67% Series B Pass Through Certificates due 2016 (the "Series B Certificates" and, collectively with the Series A Certificates, the "Certificates") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Chase Manhattan Bank (the "Exchange Agent") prior to 5:00 P.M., New
York City time, on            , 2001, the expiration date (the "Expiration
Date") of the Registered Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Certificates pursuant to the Registered Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof or agent's message in lieu thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date.

             Delivery To: THE CHASE MANHATTAN BANK, EXCHANGE AGENT

                      By mail, overnight delivery or hand:

                            The Chase Manhattan Bank
                           55 Water Street, Room 234
                            New York, New York 10041
                            Attention: Victor Matis

                                 By Facsimile:

                                  212-638-7380

                             Confirm by telephone:

                                  212-638-0459

   Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.
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Ladies and Gentlemen:

   Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Registrants the principal amount of Certificates set forth below, pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Certificates Tendered:

$

Certificate Nos. (if available):
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If Certificates will be delivered by book-entry transfer to The Depository
Trust Company, provide account number.
The Depository Trust Company Account No.: ______________________________________
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Name(s) of Record Holder(s): ___________________________________________________
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                             (Please Print or Type)
Address(es): ___________________________________________________________________
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Area Code and Telephone Number(s): _____________________________________________
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ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE
DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

                                PLEASE SIGN HERE

Signature(s): __________________________________________________________________
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Must be signed by the holder(s) of Certificates as their name(s) appear(s) on the Certificates or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title and address.

Dated: _____________________

                  THE ACCOMPANYING GUARANTEE MUST BE COMPLETED

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                                   GUARANTEE
                    (not to be used for Signature Guarantee)

   The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Certificates, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

   THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH THEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm: ______________________    ------------------------------------
Address: ___________________________           (Authorized Signature)
------------------------------------    Name: ______________________________
------------------------------------           (Please Type or Print)

Area Code and                           Title: _____________________________
Telephone Number: __________________    Dated: _____________________________

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